UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

ADAMANT DRI PROCESSING AND MINERALS GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49729	61-1745150
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village
 Zhuolu County, Zhangjiakou
 Hebei Province, China, 075600
 (Address of principal executive offices)

86-313-6732526
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As a result of recent environmental initiatives by national, provincial and local government authorities in China, we will upgrade our DRI facilities by converting the existing coal-gas station systems to liquefied natural gas (LNG) station systems. The conversion to LNG systems will reduce pollutants and produce higher quality DRIs with less impurities, albeit at a higher cost and loss of production time in order to replace the equipment necessary to effect the conversion. We estimate that it will take at least three months to complete the conversion, and that production is likely to be suspended at the Huaxin facility until October or November 2015 and at the Jinxin facility until December 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADAMANT DRI PROCESSING AND MINERALS GROUP

Date: July 8 2015	By:	/s/ Changkui Zhu
Changkui Zhu Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Zhengting Deng
Zhengting Deng Chief Financial Officer (Principal Financial Officer)